SUB ITEM 77Q 1(E)(I)

                            INVESTMENT ADVISORY AGREEMENT

      THIS AGREEMENT is made as of the 23rd day of June, 2006, by and between THE HUNTINGTON FUNDS (the "Trust"), a statutory trust organized under the laws of the State of Delaware and HUNTINGTON ASSET ADVISORS, INC., an adviser registered under the Investment Advisors Act of 1940 (herein called the "Adviser").

      WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Adviser to render investment advisory and other management services for each of its investment portfolios now in existence or created in the future (collectively, the "Funds") on the terms and conditions set forth;

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties agree as follows:

      1. Employment of the Adviser. The Trust, being duly authorized, hereby appoints the Adviser to act as investment adviser to the Trust for the Funds listed on Exhibit A for the period and on the terms set forth in this Agreement. The Adviser accepts such employment and agrees to render the services herein set forth for the compensation herein provided.

      2. Management. Subject to the supervision and direction of the Trust of Trustees of the Trust (the "Trustees"), the Adviser will provide a continuous program for the Funds, including, but not limited to, investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Adviser will determine, from time to time, what securities and other instruments will be purchased, retained or sold by the Trust for the Funds. The Adviser will provide the services rendered by it in accordance with the Fund's investment objectives and policies as stated in the Prospectus which is a part of the Trust's effective Registration Statement as amended from time to time. The Adviser agrees that it:

      (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, all as amended;

      (b) will place orders pursuant to its investment determinations for the Funds, either directly with the issuer of the instrument to be purchased or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Adviser will use its best reasonable efforts to obtain the best net price and execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. However, this responsibility shall not be deemed to obligate the Adviser to solicit competitive bids for each transaction. Consistent with this obligation, the Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from broker and dealers who provide brokerage and research services (as those terms were defined in Section 28(e) of the Securities Exchange Act of 1934) statistical quotation, specifically, the quotations necessary to determine the Fund's net asset value, and other information provided to the Funds or to the Adviser or its affiliates to or for the benefit of the Funds and/or other accounts over which the Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trustees from time to time with respect to the extent and continuation of the policy, the Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it or its affiliates exercise investment discretion; and

      (c) will maintain books and records with respect to the securities transactions of the Funds and will render to the Trustees such periodic and special reports as the Trustees may reasonably request.

      3. Services Not Exclusive. The investment management services rendered by the Adviser under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others as it services under this Agreement are not impaired thereby. The Adviser shall provide fair and equitable treatment to the Funds in the selection of portfolio instruments and the allocation of investment opportunities; the Adviser is not required to give the Funds preferential treatment.

      4. Books and Records. In compliance with the requirements of Rule 31a-3 promulgated under the Investment Company Act of 1940, as amended, the Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods proscribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 and to comply in full with the requirements of Rule 204-2 under the Investment Advisers Act of 1940, pertaining to the maintenance of books and records.

      5. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions and taxes, if any) or other investment instruments purchased for the Funds.

      6. Compensation. For the services provided and the expenses assumed, pursuant to this Agreement, the Trust will pay the Adviser, and the Adviser will accept as full compensation, the fees set forth in Exhibit A.

      7.    Limitation of Liability of the Adviser; Indemnification.

      (a) The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      (b)   Subject to the limitations contained in Section 7(c) below:

            (i) the Trust shall indemnify and hold harmless the Adviser, its directors, officers, employees and each person who controls the Adviser (hereinafter referred to as "Covered Persons") to the fullest extent permitted by law, against any and all claims, demands and liabilities (and all reasonable expenses in connection therewith) to which the Adviser or any of its directors, officers, employees or controlling persons may become subject by virtue of the Adviser being or having been the Adviser of the Trust;

            (ii) the words "claims, actions, suits, or proceedings" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liabilities" and "expenses" shall include without limitation, attorneys' fees and expenses, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (c)   No indemnification shall be provided hereunder to a Covered Person:

            (i) who shall have been adjudicated by a court or body before which the proceedings was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office or (B) not to have acted in good faith in the reasonable relief that its action was in the best interest of the Trust; or

            (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                  (A)    by the court of other body approving the settlement; or

                  (B) by at least a majority of those Trustees who are neither "interested persons" of the Trust (as defined in the Investment Company Act of 1940, as amended) nor are parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                  (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

      (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the personal representatives, successors and assigns of each such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel or any other persons, other than a Covered Person, may be entitled by contract or otherwise by law.

      (e) Expenses in connection with the investigation, preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 shall be paid by the Trust or by the Funds, from time to time, prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or the Funds if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither "interested persons" of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to trial-type inquiry), that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

      8. Duration and Termination. This Agreement shall be effective as of the date hereof, and unless sooner terminated as provided herein, shall continue in effect as to any particular Fund through August 30, 2006 and for successive periods of 12 months each, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purchase of voting on such approval, and
(b) by the Trustees or, with respect to the Funds, by the vote of a majority of the outstanding voting securities of the Funds; provided, however, that this Agreement may be terminated by the Trust as to the Funds at any time, without the payment of any penalty, by the Trustees, or, with respect to the Funds, by vote of a majority of the outstanding voting securities of the Funds on 60 days' written notice to the Adviser, or by the Adviser as to the Funds at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment by either party hereto or by operation of law. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940, as amended.)

      9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by vote of a majority of that Fund's outstanding voting securities.

      10.   (A)   Representations and Warranties.  The Adviser hereby represents and warrants as follows:

      (1) The Adviser is exempt from registration under the Investment Advisers Act of 1940, as amended;

      (2) The Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

      (3) This Agreement is the legal, valid and binding obligation of the Adviser, and is enforceable in accordance with its terms; and

      (4) The performance of the Adviser of its obligations under this Agreement does not conflict with any law or regulation to which it is subject.

      (B) Covenants. The Adviser covenants and agrees that, so long as this Agreement shall remain in effect, (1) the Adviser shall remain exempt from registration or shall become registered under the Investment Advisers Act of 1940; and (2) the performance by the Adviser of its obligations under this Agreement shall not conflict with any law to which it is then subject.

      (C) The Trust hereby covenants and agrees that, so long as this Agreement shall remain in effect, it shall furnish the Adviser from time to time with copies of the following documents, if and when effective, pertaining to the Trust or the Funds and all amendments and supplements thereto: Certificate of Trust, Agreement and Declaration of Trust, By-Laws, Registration Statement on Form N-1A and post-effective amendments thereto (including all Prospectuses and Statements of Additional Information), Custodian Contract, Transfer Agency and Service Agreement, Administration Agreement, Distribution Agreement, Rule 12b-1 Distribution and Service Plan (if any), proxy statements and any other documents filed with the Securities and Exchange Commission, state securities law administrators or other governmental agencies, and any other documents the Adviser may reasonably request.

      11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid to the Adviser at 41 South High Street, Columbus, Ohio 43287,
Attention: B. Randolph Bateman and to the Trust at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 Attention: Secretary.

      12. Waiver. With full knowledge of the circumstances and the effect of its action, the Adviser hereby waives any and all rights which it may acquire in the future again the property of any shareholder of the Trust, other than shares of the Trust at their net asset value, which arise out of any action or inaction of the Trust under this Agreement.

      13. Captions. The captions in this Agreement are included for convenience or reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      14. Severability. If any provision of this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

      15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors.

      16. Governing Law. This Agreement is executed in the state of Ohio, and shall be governed by the laws of such state, without reference to conflict of laws principles.

      IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed on the day and year first above written.

THE HUNTINGTON FUNDS

                                     By:
                                     Name:  George M. Polatas
                                     Title:  Vice President


HUNTINGTON ASSET ADVISORS, INC.

                                     By:
                                     Name: B. Randolph Bateman
                                     Title:  President

                                   EXHIBIT A
                                     to the
                         Investment Advisory Agreement
                           dated as of June 23, 2006
                                 by and between
                              The Huntington Funds
                                      and
                        Huntington Asset Advisors, Inc.

NAME OF FUND                                   ANNUAL COMPENSATION

Huntington VA Growth Fund                      0.60% of average daily net assets

Huntington VA Income Equity Fund               0.60% of average daily net assets

Huntington VA Dividend Capture Fund            0.60% of average daily net assets

Huntington VA Mid Corp America Fund            0.60% of average daily net assets

Huntington VA New Economy Fund                 0.60% of average daily net assets

Huntington VA Rotating Markets Fund            0.60% of average daily net assets

Huntington VA Macro 100 Fund                   0.60% of average daily net assets

Huntington VA International Equity Fund        0.60% of average daily net assets

Huntington VA Mortgage Securities Fund         0.60% of average daily net assets

Huntington VA Situs Small Cap Fund             0.60% of average daily net assets

All fees are computed daily and paid monthly.

THE HUNTINGTON FUNDS

                                        By:
                                        Name:  George M. Polatas
                                        Title:  Vice President

HUNTINGTON ASSET ADVISORS, INC.

                                        By:
                                        Name:  B. Randolph Bateman
                                        Title:  President

                                  AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                              THE HUNTINGTON FUNDS
                                      AND
                        HUNTINGTON ASSET ADVISORS, INC.

       This Amendment to the Investment Advisory Contract ("Agreement") dated June 23, 2006 between THE HUNTINGTON FUNDS ("Fund") and HUNTINGTON ASSET ADVISORS, INC. ("Service Provider") is made and entered into as of the 23rd day of June, 2006.

       WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

       WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

       WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR {section} 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR {section} 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR {section} 248.13) ("Section
248.13 NPI");

       WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR {section} 248.7 and 17 CFR {section} 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR {section} 248.13);

       NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR {section}{section} 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR {section} 248.13.

3. The Service Provider further represents and warrants that, in accordance with 17 CFR {section} 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

       {circle}insure the security and confidentiality of records and NPI of
          Fund customers,
       {circle}protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
       {circle}protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

       4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing ({section}248.14) or miscellaneous ({section}248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception ({section}248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

       5.   The Service Provider may redisclose Section 248.14 NPI and Section
248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

       6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

WITNESS the due execution hereof this 23rd day of June, 2006.

                            THE HUNTINGTON FUNDS

                            By:
                            Name:  George M. Polatas
                            Title:  Vice President


                            HUNTINGTON ASSET ADVISORS, INC.


                            By:
                            Name:  B. Randolph Bateman
                            Title:  President


                          INVESTMENT ADVISORY CONTRACT
                                LETTER AGREEMENT

                        Huntington Asset Advisors, Inc.
                              41 South High Street
                              Columbus, OH  43287


                                                                   June 23, 2006

The Huntington Funds
41 South High Street
Columbus, OH  43287


Dear Sirs:

      Under the Investment Advisory Contract between Huntington Asset Advisors, Inc. (the "Adviser") and The Huntington Funds (the "Trust"), dated June 23, 2006, the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) to which it is otherwise entitled to receive from the Funds listed below and/or to reimburse certain operating expenses of the Funds in order to limit each Fund's total operating expenses to not more than 1.00% of the Fund's average daily net assets, for the period starting June 23, 2006 through April 30, 2007.

   Huntington VA Dividend Capture Fund    Huntington VA Mid Corp America Fund
        Huntington VA Growth Fund        Huntington VA Mortgage Securities Fund
    Huntington VA Income Equity Fund         Huntington VA New Economy Fund
 Huntington VA International Equity Fund  Huntington VA Rotating Markets Fund
      Huntington VA Macro 100 Fund         Huntington VA Situs Small Cap Fund


      If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart.

                                     Very truly yours,

HUNTINGTON ASSET ADVISORS, INC.



                                     By:
                                     Name:  B. Randolph Bateman
                                     Title:   President

ACCEPTED:

THE HUNTINGTON FUNDS


By:
Name:  Christopher E. Sabato
Title:  Treasurer